Exhibit 10.1

JIANPU TECHNOLOGY INC.

GLOBAL SHARE PLAN

(g)	Transferability of Options	4
(h)	Withholding Taxes	5
(i)	No Rights as a Shareholder	5
(j)	Modification, Extension and Assumption of Options	5

SECTION 7.	PAYMENT FOR SHARES	5

(a)	General Rule	5
(b)	Services Rendered	5
(c)	Promissory Note	6
(d)	Surrender of Shares	6
(e)	Exercise/Sale	6
(f)	Other Forms of Payment	6

SECTION 8.	ADJUSTMENT OF SHARES	6

(a)	General	6
(b)	Change in Control	7

SECTION 9.	SECURITIES LAW REQUIREMENTS AND CHOICE OF LAW	7

SECTION 10.	NO RETENTION RIGHTS	8

SECTION 11.	DURATION AND AMENDMENTS	8

(a)	Term of the Plan	8
(b)	Right to Amend or Terminate the Plan	8
(c)	Effect of Amendment or Termination	8

SECTION 12.	DEFINITIONS	9

ii

JIANPU TECHNOLOGY INC.

GLOBAL SHARE PLAN

SECTION 1.            ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, a Letter of Entitlement, the grant of Options to purchase Shares, and other equity-based awards. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12.

SECTION 2.            ADMINISTRATION.

(a)           Committees of the Board of Directors.

The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it in accordance with the Articles. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)           Authority of the Board of Directors.

Subject to the provisions of the Plan and the Articles, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3.            ELIGIBILITY.

(a)           General Rule.

Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options or the direct award or sale of Shares or a Letter of Entitlement. Only common law employees of (i) the Company, (ii) any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, and (iii) any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code shall be eligible for the grant of ISOs.

(b)           Ten-Percent Shareholders.

A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.            SHARES SUBJECT TO PLAN.

(a)           Basic Limitation.

Not more than 26,905,189 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8). All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient authorized but unissued Shares to satisfy the requirements of the Plan.

(b)           Additional Shares.

In the event that Shares previously issued under the Plan are reacquired by the Company, an equivalent number of Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan.

SECTION 5.            TERMS AND CONDITIONS OF AWARDS OR SALES.

(a)           Share Purchase Agreement.

Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Share Purchase Agreement between the Purchaser and the Company. No Shares or Letters of Entitlement with respect to such Shares may be issued unless the Purchaser (i) has delivered an executed copy of the Share Purchase Agreement to the Company or otherwise agrees to be bound by the terms of the Share Purchase Agreement, and (ii) has executed all instruments and documents requested by the Board of Directors, including but not limited to, the Shareholders’ Agreement. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Share Purchase Agreement. The provisions of the various Share Purchase Agreements entered into under the Plan need not be identical. An 80% Shareholder may direct a Redemption Request to cause the redemption of all Shares not owned by such 80% Shareholder. Upon the closing of a Redemption Request, all Shares and Letters of Entitlement are subject to immediate termination and cancellation without the right to receive any additional consideration.

(b)           Duration of Offers and Nontransferability of Rights.

Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(c)           Purchase Price.

The Purchase Price of Shares to be offered under the Plan, if newly issued, shall not be less than the par value of such Shares. Subject to the preceding sentence, the Board of Directors shall determine the Purchase Price at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

(d)           Withholding Taxes.

As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e)           Restrictions on Transfer of Shares.

Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Share Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. A Share Purchase Agreement may provide that Shares are transferable to an entity, upon consent of the Committee. Following any such transfer, the Shares shall remain subject to the same restrictions applicable to the Shares prior to such transfer. A Share Purchase Agreement may provide for accelerated vesting in the event of the Purchaser’s death, disability or retirement or other events.

SECTION 6.            TERMS AND CONDITIONS OF OPTIONS.

(a)           Share Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Share Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Share Option Agreement. The provisions of the various Share Option Agreements entered into under the Plan need not be identical.

(b)           Number of Shares.

Each Share Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Share Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c)           Exercise Price.

Each Share Option Agreement shall specify the Exercise Price. The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, or, if higher, the par value of such Share, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

(d)           Exercisability.

Each Share Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided however, that to the extent that the Option may be exercised, the Optionee upon exercise will only receive an entitlement to a future issuance of Shares, and will not actually receive Shares until the Stock is first Listed and other contingencies are satisfied. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Share Option Agreement to the Company or otherwise agrees to be bound by the terms of the Share Option Agreement, and (ii) has executed all instruments and documents requested by the Board of Directors, including but not limited to, the Shareholder Agreements. The Board of Directors shall determine the exercisability provisions of any Share Option Agreement at its sole discretion.

(e)           Term.

The Share Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Share Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service or death. An 80% Shareholder may at any time deliver a Redemption Request to cause the redemption of all Shares not owned by such 80% Shareholder. Upon the closing of a Redemption Request, all Options and Letters of Entitlement are subject to immediate termination and cancellation without the right to receive any consideration.

(f)            Restrictions on Transfer of Shares.

Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Share Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. A Stock Option Agreement may provide that Shares issued upon exercise of an Option are transferable to an entity, upon consent of the Committee. Following any such transfer, the Shares issued upon exercise of an Option shall remain subject to the same restrictions applicable to the Shares prior to such transfer.

(g)           Transferability of Options.

An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Share Option Agreement so provides, a Nonstatutory Option may be transferable by gift or domestic relations order to a Family Member of the Optionee. A Share Option Agreement may also provide that a Nonstatutory Option is transferable to an entity, upon consent of the Committee. Following any such transfer, the Option shall remain subject to the same restrictions applicable to the Option prior to such transfer. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(h)           Withholding Taxes.

As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(i)            No Rights as a Shareholder.

An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise, paying the Exercise Price pursuant to the terms of such Option, and certain contingencies are satisfied.

(j)            Modification, Extension and Assumption of Options.

Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7.            PAYMENT FOR SHARES.

(a)           General Rule.

The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents from any lawful source of currency at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b)           Services Rendered.

At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award provided that no Share is issued for less than its par value paid in cash to the Company.

(c)           Promissory Note.

At the discretion of the Board of Directors, all or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest income under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d)           Surrender of Shares.

At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee in a manner determined by the Board of Directors to be consistent with applicable laws. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e)           Exercise/Sale.

To the extent that a Share Option Agreement so provides, and if Shares are publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f)            Other Forms of Payment.

To the extent that a Share Purchase Agreement or Share Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by applicable laws.

SECTION 8.        ADJUSTMENT OF SHARES.

(a)           General.

In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option and the repurchase price (if any) applicable to any Shares. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the

Exercise Price under each outstanding Option and the repurchase price (if any) applicable to any Shares.

(b)           Change in Control.

In the event that the Company is subject to a Change in Control, outstanding Options and Shares acquired under the Plan shall be subject to the agreement evidencing the Change in Control, which need not treat all outstanding Options in an identical manner. Such agreement, without the Optionees’ consent, may dispose of Options that are not vested as of the effective date of such Change in Control in any manner permitted by applicable law, including (without limitation) the cancellation of such Options without the payment of any consideration. Such agreement, without the Optionees’ consent, shall provide for one or more of the following with respect to Options that are vested as of the effective date of such Change in Control:

(i)            The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(ii)           The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iii)          The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iv)          The cancellation of such outstanding Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options as of the closing date of such Change in Control over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares as of the closing date of such Change in Control, then such Options may be cancelled without making a payment to the Optionees.

Immediately following a Change in Control, outstanding vested Options shall terminate and cease to be outstanding, except to the extent such Options have been continued, assumed or substituted, as described in Sections 8(b)(i), (ii) and/or (iii).

SECTION 9.        SECURITIES LAW REQUIREMENTS AND CHOICE OF LAW.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

The Plan shall be governed by, and construed in accordance with, the laws of the Cayman Islands, as such laws are applied to contracts entered into and performed in such jurisdiction.

SECTION 10.      NO RETENTION RIGHTS.

Subject to the requirements of applicable law and the applicable employment documentation (if any), nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent, Subsidiary, WFOE or consolidated affiliated entity employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause, provided, however, that this provision will not apply if applicable employment documentation or provisions of applicable law require otherwise.

SECTION 11.      DURATION AND AMENDMENTS.

(a)           Term of the Plan.

The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders, as required by applicable law or the Articles. If the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s shareholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)           Right to Amend or Terminate the Plan.

The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or (ii) materially changes the class of persons who are eligible for the grant of ISOs or is required by applicable law or the Articles. Shareholder approval shall not be required for any other amendment of the Plan. If the shareholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c)           Effect of Amendment or Termination.

No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12.      DEFINITIONS

“80% Shareholder” shall mean a shareholder (together with its affiliates and associates) who owns 80% or more of the then outstanding shares of the Company.

“Articles” shall mean the Articles of Association of Jianpu Technology Inc., as in effect and as amended from time to time.

“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

“Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity; (ii) the consummation of a transaction in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a transaction that is approved by the Board of Directors shall not be deemed to be a Change in Control; or (iii) the dissolution, liquidation or winding up of the Company; provided that, for the avoidance of doubt, the redemption of Shares pursuant to a Redemption Request shall not constitute a Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

“Company” shall mean Jianpu Technology Inc., a Cayman Islands exempted limited company.

“Consultant” shall mean a person who performs bona fide services for the Company, a Parent, a Subsidiary, a WFOE, or a consolidated affiliated entity as a consultant or advisor, excluding Employees and Outside Directors.

“Employee” shall mean any individual who is an employee of the Company, a Parent, a Subsidiary, a WFOE, or a consolidated affiliated entity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Share Option Agreement.

“Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law. Such determination shall be conclusive and binding on all persons.

“Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

“ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

“Letter of Entitlement” shall mean an instrument delivered to an Optionee exercising an Option (or a Purchaser under a Share Purchase Agreement) entitling the holder thereof to be issued Shares if certain contingencies are satisfied.

“Listed” shall mean that the Stock is listed for trading on an established securities market that is officially recognized, sanctioned, or supervised by a governmental body, including without limitation the New York Stock Exchange and the Nasdaq Global Select Market.

“Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

“Optionee” shall mean a person who holds an Option or Letter of Entitlement.

“Outside Director” shall mean a member of the Board of Directors who is not an Employee.

“Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Plan” shall mean this Jianpu Technology Inc. Global Share Plan.

“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

“Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

“Redemption Request” shall mean a request for redemption from an 80% Shareholder directed to the Company pursuant to the Articles.

“Service” shall mean actual ongoing service to the Company, a Parent, a Subsidiary, a WFOE, or a consolidated affiliated entity as an Employee, Consultant or Outside Director and specifically excludes periods of notice of termination of employment under applicable law or employment contracts whereby actual service is no longer provided, for example, when an Employee is paid in lieu of his/her notice period or when an Employee is asked to cease service immediately pursuant to a “garden leave” or a similar concept.

“Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

“Stock” shall mean the ordinary shares of the Company.

“Share Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

“Share Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

“Shareholders’ Agreement” shall mean the Shareholders’ Agreement in respect of RONG360 Inc., each entered into among RONG360 Inc. and the parties named therein on July 9, 2012, as may be amended from time to time.

“Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company, if each of the companies other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“WFOE” shall mean a wholly foreign owned enterprise of the Company.